EXHIBIT 99.1
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                                                      U.S. DEPARTMENT OF JUSTICE

                                                          UNITED STATES ATTORNEY
                                                    SOUTHERN DISTRICT OF FLORIDA
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                                                                99 N.E. 4 STREET
                                                               MIAMI, FL.  33132
                                                                  (305) 961-9001

                                                                  April 19, 2002

NEWS RELEASE:
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                      CARNIVAL CORPORATION PLEADS GUILTY TO
              FALSIFYING RECORDS RELATING TO ILLEGAL DUMPING OF OIL
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                  Guy A. Lewis, United States Attorney for the Southern District
of Florida; William P. Tompkins, Special Agent in Charge, United States Department of Transportation, Office of Inspector General; Rick D. Langlois, Special Agent in Charge, United States Environmental Protection Agency, Criminal Investigation Division; Hector M. Pesquera, Special Agent in Charge, Federal Bureau of Investigation, James A. Devino, Special Agent in Charge, Coast Guard Investigative Service; and John P. Clark, Special Agent in Charge, United States Customs Service, announced today that Carnival Corporation, the world's largest operator of passenger cruises, pled guilty to federal criminal charges pertaining to the falsification of records of oil contaminated discharges at sea.

                  In a joint factual statement filed with the district court, Carnival Corporation admitted that on numerous occasions during a period of five years, certain of its vessels discharged oily waste into the sea in violation of health and safety regulations that strictly control the amount of oil that passenger cruise lines can discharge overboard.

                  Under the plea agreement filed in federal court in Miami, Carnival Corporation agreed to pay an $9 million fine, the largest criminal fine imposed on a cruise line operator for environmental violations in a district. An additional $9 million will be paid as court ordered community service to various groups to fund environmental projects, initiatives, emergency response, and education dedicated to the preservation and restoration of the environment and ecosystems in South Florida.

                  The company also agreed to undertake a court-supervised program at every cruise ship and shoreline facility in the United States and abroad for the next five years. As special conditions of a five-year term of probation, Carnival Corporation must implement and enforce an environmental compliance program that will require Carnival

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Corporation, its subsidiaries, and operating companies, to hire new personnel and managers, whose sole responsibilities will be to ensure compliance with local, state, federal and international environmental requirements. The company also will be required to subject their operation to an independent auditor, approved by the government. Carnival Corporation will also make periodic reports to the federal court, the United States Attorney's Office, the United States Coast Guard, and other federal agencies. Along with comprehensive training, Carnival Corporation will provide a toll-free hotline through which employees and passengers may anonymously report suspected environmental violations.

                  United States Attorney Lewis stated, "This prosecution should serve as a strong message that companies will be held accountable for acts that endanger our environment. To assure a clean, safe environment, we must take a zero tolerance approach. Our children and children's children deserve no less. Finally, I want to commend Carnival Corporation for its cooperative approach in resolving this matter."

                  Captain Joseph Brusseau, Director of Field Activities, Coast Guard Office of Marine Safety, Security, and Environmental Protection in Washington, DC, stated that "The United States Coast Guard takes its environmental protection and law enforcement duties very seriously. We are grateful for the opportunity to work with the Department of Justice and other agencies to investigate and resolve this case. The maritime industry is a valuable component of this nation's economic strength and a partner in our efforts to protect our environment. We hope this case makes it clear that there is nothing to be gained - and much to loose - from circumventing established environmental protection measures."

                  Randall G. Wood, Director, Coast Guard Investigative Service, stated, "This investigation was indicative of the Coast Guard Investigative Service's support of the Coast Guard's commitment to maritime environmental crimes enforcement. The case was highly reflective of similar environmental crimes cases conducted by the Coast Guard Investigative Service, both past and present."

                  Carnival Corporation owns several subsidiaries and operating companies that sail 40 cruise ships throughout the world. Carnival's headquarters are in Miami, Florida, where the flagship operating company Carnival Cruise Lines is based. Cunard Line, Ltd., which Carnival Corporation acquired and merged with Seabourn Cruise Line, is also based in Miami. The Holland America Line and Windstar Cruises operate out of Seattle, Washington. Costa Cruises conducts business from Genoa, Italy.

                  Cruise ships sailing in the United States and international waters are required to operate in compliance with laws and regulations designed to protect the environment. Such laws and regulations impose specific requirements aimed at preventing pollution from ships.

                  Ships have a bilge area, the lowest part of the hull, which collects water and waste from ship operations. This bilge waste, including waste oil, must be managed so that it does not present a fire and safety hazard. Carnival's ships typically dispose of

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oil contaminated bilge waste by discharging at sea or off-loading it ashore.
When discharging waste at sea, these ships are required to use pollution prevention equipment to comply with applicable laws and regulations. The ships must also record all disposal of oily bilge waste in Oil Record Books.

                  Oily bilge waste processing equipment consists principally of two devices: an Oily Water Separator and an Oil Content Meter. The Separator is a pollution prevention device designed to separate oil from water, so that water containing little or no oil can be discharged overboard and the residual waste retained on board for incineration or disposal on shore. As the bilge waste is processed through the Separator, a sample of the processed waste is run through the Meter, which is designed to measure the oil content in the bilge waste. The Meter does so with the use of photometric sensors. Should those sensors detect an oil content exceeding 15 parts per million oil ("15 ppm"), that is 15 parts of oil per one million parts of water, the Meter will alarm, and trigger a control valve on the overboard pipe to prevent any discharge. Discharges of bilge waste with an oil content in excess of 15 ppm are deemed harmful to the environment and are forbidden by law.

                  On numerous occasions from 1996 through 2001, ships owned by Carnival discharged oily waste into the sea from their bilges by improperly using pollution prevention equipment in violation of applicable laws and regulations. As Separators were operating, some engineers intentionally flushed clean water past the sensors of the Meters. By doing this while discharging was in progress, the engineers tricked the Meters to register the oil content in the clean water (0 ppm), instead of the oil content in the bilge waste. The control valves thereby remained in overboard positions, and oily waste was dumped into the sea without regard to the 15 ppm oil content legal limit. For instance, test samples of oily waste discharged overboard from the bilges of the SENSATION on one occasion indicated that the waste contained 104 ppm, seven times the legal limit.

                  This conduct enabled Carnival Corporation to avoid expenditures and commitment of resources associated with the proper disposal of oily bilge waste. From 1996 through 2001, Carnival Corporation avoided spending millions of dollars that would have been spent by properly disposing of the oil contaminated waste.

                  In addition, Carnival Corporation was required by law to maintain and have available Oil Record Books for inspection by law enforcement officials. Oil Record Books must contain all activities involving the transfer and discharge of oily bilge waste. On those occasions when the Meter sensors were fooled with clean water while oily bilge waste was discharged overboard, engineers did not make entries in the Oil Record Books that disclosed this illegal practice. Instead, the engineers falsely represented in the Oil Record Books that bilge waste had only been discharged overboard through properly functioning equipment and that the discharges contained little or no oil. These entries were false, as the Meters were being flushed with clean water, and had thereby been rendered functionally inoperable.

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                  As proffered in court, overboard discharges of oily waste
while clean water was being flushed past the Meter sensors occurred on several ships, including the TROPICALE, SENSATION, FANTASY, ECSTASY, PARADISE and IMAGINATION. Carnival Corporation also admitted that this conduct, which allowed engineers to knowingly dump oil into the sea in quantities that exceeded the legal limit, was intentionally misrepresented in the Oil Record Books of the ships.

                  "The Office of Inspector General has made investigation of violations of hazardous materials laws one of its top priorities," said Department of Transportation Inspector General Kenneth M. Mead. "Today's actions illustrates our continued commitment to vigorously pursuing all those whose actions endanger our natural resources."

                  "Trying to hide illegal discharges by intentionally falsifying oil discharge records is a serious violation which has the potential to cause significant harm to ocean life," said Leo A. D'Amico, Director of the Environmental Protection Agency's Office of Criminal Enforcement. "This settlement will benefit the environment because it requires Carnival Corporation to implement an improved company-wide system of environmental compliance."

                  Special Agent in Charge Hector M. Pesquera, Federal Bureau of Investigation, stated, "The FBI and our partners are dedicated to enforcing the laws that protect our precious natural resources and vigorously pursuing those companies that disregard the law and deliberately pollute the seas. This guilty plea sends a clear message to the cruise line industry that they are stewards of the ocean and have a duty to safeguard it for future generations."

                  "This joint investigation sends a loud message to the cruise ship industry that government agencies are committed to the protection of our environmental resources, and that this type of activity will not be tolerated," said Ron Grimes, Acting Special Agent in Charge, U.S. Customs Service, Office of Investigations.

                  "The deliberate dumping of waste oil and other pollutants is not only a crime in this state, but it also has the potential to adversely impact Florida's environment," said DEP Law Enforcement Director Tom Tramel. "It is not the mission of our department to target minor violations committed by honest business owners and industries, however, we will investigate those who intentionally pollute for profit."

                  Carnival Corporation has accepted responsibility for its conduct and fully cooperated with the government's investigation. The company will place a full-page advertisement in the MIAMI HERALD apologizing to the public for its conduct. Carnival Corporation has committed to adopting a compliance program that will make it the industry leader in sound environmental practices.

                  Mr. Lewis commended the joint investigative efforts of the Department of Transportation, Office of Inspector General; the United States Environmental Protection Agency, Criminal Investigation Division; the Federal Bureau of Investigation; the United

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States Coast Guard, Office of Investigations and Analysis, the Seventh Coast
Guard District and the Coast Guard Investigative Service; the United States Customs Service; the Florida Department of Environmental Protection, Division of Law Enforcement; and the Miami-Dade Police Department, Environmental Investigations Unit. The case is being prosecuted by Assistant U.S. Attorney Eloisa Delgado Fernandez, Diane Patrick, and EPA Regional Criminal Enforcement Counsel, Jodi Mazer.